U S WEST AND SHARP TECHNOLOGY
                 WEB SITE LINKING, CO BRANDED SITE DEVELOPMENT,
            MARKETING, AND REVENUE SHARING AGREEMENT FOR U S WEST.net

This  Web  site  Linking,  Co-branded  Site  Development,  and  Revenue  Sharing
Agreement ("Agreement"), is effective as of September 15, 1998 between Sharp Technology, a Delaware corporation having a place of business at Sharp Technology, 5120 Woodway, Suite 9029, Houston, TX 77056 USA ("Sharp Technology") and U S WEST Communications, Inc., a Colorado corporation, having a place of business at 1999 Broadway, 8th Floor, Denver, CO 80202 ("USW").


1. Purpose. USW desires to provide links to a Co-branded Site developed by Sharp Technology ("Sites") and engage in other activities on the terms and conditions set forth in this Agreement.

2.     Responsibilities  of  the  Parties.

2.1.   Co-branded  Area  Site  Development:

2.1.1. Sharp  Technology  shall:

(a) in cooperation with USW, develop and host a co-branded, localized version(s) of the Sharp Technology Site and associated Web page(s) or linked item(s) on the U S WEST.net Web site ("Co-branded Area(s)"). Specific content features are solely the creation and responsibility of Sharp Technology. USW is not a content provider and acts as a passive conduit only. A Co- branded Area shall be developed for U S WEST.net. Each page of each Co-branded Area shall minimally contain a graphic and Site link back to the U S WEST.net Web site home page.

(b) be responsible for the quality, technical accuracy, completeness, and coordination of all information, specifications, and other items and services furnished under this Agreement. If Sharp Technology fails to meet applicable professional standards, Sharp Technology shall correct or revise any error or deficiencies in the development.

(c) create a partner bridge page with a USW partner logo in cooperation with USW on relevant Sharp Technology Web sites (including at least the Web site currently located at http://www.netsnitch.com/) The USW partner logo will link back to the U S WEST.net Product Web Site (currently located at http://www.uswest.com/uswestnet)

(d)  create  ad  banner  slots  in  cooperation  with  USW.

2.2.    Linking:

2.1.1.  Sharp  Technology  shall:

(a) establish and maintain hypertext links ("Site links") from the Co-branded Sharp Technology Site located at Uniform Resource Locator ("URL") http://www.ussnitch.com/ to the U S WEST.net Site. The Site link shall consist of a graphic of USW's choice to be displayed in a size which is 450 wide by 67 pixels high. Specific Sharp Technology Site links shall be limited to each Co-branded Area.


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
(b) provide a logo and hypertext mark-up language ("HTML") that together shall be displayed in the relevant Content Provider area of the U S WEST.net Site ("Sharp Technology Button").

2.2.2.     USW  shall:

(a) establish and maintain Site links from the U S WEST.net Site to the corresponding level of each Co-branded Area by way of the Sharp Technology Button.

(b) work with Sharp Technology, on an ongoing basis, to identify areas within the USW Site where it would be appropriate to provide Site links to the Co-branded Areas based on users seeking information of a type included in such Co-branded Areas.

2.3     Use  Of  The  Mark.

(a) Use by Licensee; Ownership of the Mark. Licensee may use the Mark so long as that use conforms to the terms of this Agreement. Licensee acknowledges that Licensor is the owner of the Mark. Licensee shall not at any time do or suffer to be done any act or thing which will in any way impair the rights of Licensor in and to the Mark or the goodwill inherent in such Mark. It is understood that Licensee shall not acquire and shall not claim any title to the Mark adverse to Licensor by virtue of the license granted herein, or through the Licensee's use of the Mark, it being expressly agreed that all use of the Mark by Licensee shall inure to the benefit of Licensor. Licensee is estopped from challenging the validity of the Mark or from setting up any claim adverse to Licensor.

(b) Use and Appearance of the Marks. Licensee shall comply with the conditions set forth in the Licensor's Corporate Identity Guidelines, as may be amended from time to time, or as directed by Licensor, with respect to the style, color, appearance and manner of use of the Mark. Prior to producing, distributing or displaying any advertising or other material containing the Marks, Licensee shall obtain prior written approval from Licensor. Licensee is solely responsible for ensuring that any uses of the Mark in any advertising or promotional materials or otherwise is approved by Licensor.

(c) Quality Control and Right To Inspect. Licensee shall maintain a standard of quality for the Services offered under the Mark commensurate with standards previously achieved and maintained by Licensor and its subsidiaries, and shall, at a minimum, provide the Services in compliance with all laws and regulations. Representatives of Licensor shall have the right, at reasonable times to visit Licensees facilities or inspect the rendering of the Services to ensure compliance with this paragraph.

2.4.     Advertising  Banners  in  Co-branded  Site.

2.4.1. The parties agree to work together in identifying and pursuing advertising opportunities. These efforts are for banner advertising placement within the Co-branded Site.

2.4.2. Each party will submit to the other party, for its prior written approval, which shall not be unreasonably withheld or delayed, any marketing, advertising, press releases, and all other promotional materials related to the Co-branded Site that reference the other party and/or its Marks (the "Materials"). Each party shall solicit and reasonably consider the views of the other party in designing and implementing such Materials. Once approved, the Materials (other than press releases) may be used by a party for the purpose of promoting the Co-branded Site contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, (which either party may do at its sole discretion) existing inventories of Material may be depleted. Notwithstanding the foregoing, either party may issue press releases and other disclosures as required by law or as reasonably advised by legal counsel without the consent of the other party and, in such event, prompt notice thereof shall be provided to the other party.

2.5.     General.

2.5.1. Each party shall be solely responsible for supplying and managing its Site(s) at its own expense and neither party shall have any obligations whatsoever with respect to the Site(s) of the other. Each party shall manage, review, delete, edit, create, update and otherwise manage all content and/or services available on or through its respective Site(s). Neither party has any obligation to pre-screen content posted by users of its Site(s).

2.5.2. The customers who purchase the software packages through this partnership, shall be considered to be shared customers. Customer information shall be shared between these two companies but only for the purposes of tracking the customers sale and for customer follow-up by the partnership. Neither party shall provide to any third parties any of a customer's personal information regarding specific users, including, without limitation, their names and addresses or any other information the provision of which could violate any privacy or other rights of users or third parties. Neither party will be required to include in any reports any information the provision of which to the other would cause such party to violate any law, rule or regulation or any contractual or legal obligation of such party to any other person.

2.5.3. Each party shall: (i) provide the other with specified graphic files and Site link addresses and notify the other in advance of any changes in its URL(s) and, (ii) if developed and maintained by a party, provide a Site link from such party's appropriate business alliance index (or similar link listing index) to the other party's Site(s).

2.5.4. Sharp Technology shall promptly inform USW of (i) any information related to its Site(s) that could reasonably lead to a claim, demand, or liability of or against the other party by any third party; and (ii) any changes in its Site which would substantially change the content in any area to which the other party has linked.

2.5.5. Each party retains the right, in its sole discretion, to immediately cease linking to the other party's Site(s) if in such party's opinion, the other party's Site(s) infringes on or violates any applicable law or regulation; any proprietary right of any third party; or is defamatory, obscene, offensive or controversial. Notwithstanding any exercise of, or failure to exercise, such right, each party shall have the sole and exclusive responsibility for its respective Site(s).

2.5.6. Sharp Technology shall retain all right, title, and interest in and to the Sharp Technology Site. USW shall retain all right, title, and interest in and to the U S WEST.net Sites. The parties will jointly retain all right, title, and interest in and to the Co-branded Areas.


3.     REVENUE  SHARING.

3.1.   Ad  Banners  Advertising  Revenue.  USW  and/or  its  agents  and Sharp
       ----------------------------------
Technology shall sell all advertisement for display in the Co-branded Area and the revenue from each sale will be allocated as 50% of the gross revenues (net of agency commissions, taxes, duties or credits) to USW.


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
3.1.1. Revenue amounts due under this Agreement shall be made by Sharp Technology within forty-five (45) days of the end of each quarter representing payments for the preceding calendar quarter. Reports containing sufficient information for the calculation of such amounts will be provided USW. In the event there is a dispute regarding the amount due, upon reasonable request, a party will provide copies of all records or other documentation relevant to the calculation of such amounts. The parties agree to maintain records supporting fees payable by either party for a period of three (3) years following the date that the payment was made. The relevant portion of such records and accounts shall be available for inspection and audit by an auditing Party or its representative (but not more than once in any twelve (12) month period) during regular business hours and upon reasonable advance written notice.

3.1.2.     Each  party  agrees  to  pay  directly taxes it incurs under the law.

3.2.     Software  Distribution  and  Associated Billing. Order Fulfillment, and
         -----------------------------------------------------------------------
Customer  Support.  USW  and/or  its  agents  and Sharp Technology shah sell the
-----------------
NetSnitch/NetCoach/DrY2K/DrY2KPro and associated software packages as displayed in the Co-branded Area. The revenue from each sale will be allocated as 50% of the gross revenues for the Consumer and SOHO versions, and 25% of the gross revenues for the Small Business and Enterprise versions (net of taxes, duties or credits) to USW.

3.2.2. The software version and computing platforms to be supported for all distributed software as well as the pricing structure for these software packages shall be determined by Sharp Technology and USW jointly.

3.2.3. Customer support for the Co-branded Area and NetSnitch/NetCoach/DrY2K/DrY2KPro software packages shall be provided by Sharp Technology. Technical support which is provided by e-mail and FAX shall be free to the customer. Should the residential or small business customer desire telephone-based support, the customer shall be billed $14.95 per telephone call. Enterprise business customers shall receive free technical support for one year. Billing for these services shall be directly to the customer via their credit card and be handled by the technical support desk. Sharp Technology shall be responsible for all costs associated with this technical support desk.

3.2.4. Customer billing will initially be provided by Sharp Technology and eventually migrated over to the U S WEST billing systems. The date for this migration will need to be agreed upon by both parties. Billing will initially be done by credit card or digital checking. Eventually, all billing for all software packages distributed using USW channels and the Co-branded Area shall be handled by USW at which time billing may occur by placement on the USW bill or a credit card.

3.2.5. Order fulfillment will be accomplished through online downloading of the software package. Customers who order this software as a gift will first be sent an online greeting card for later downloading. The infrastructure required for supporting the greeting card and software download process will be provided and supported by Sharp Technology as part of the Co-branded Area. Should customers desire to receive a hard copy of the software (i.e., via Floppy-diskette) then an extra fee will be billed to the customer and this fee will be used to cover the additional manufacturing, distribution, and relevant shipping and handling costs. Billing for this fulfillment process will be handled in accordance with the defined billing procedures.

3.2.6. Revenue amounts due under this Agreement shall be made by Sharp Technology within forty-five (45) days of the end of each quarter representing payments for the preceding calendar quarter. Reports containing sufficient information for the calculation of such amounts will be provided USW. In the event there is a dispute regarding the amount due, upon reasonable request, a party will provide copies of all records or other documentation relevant to the calculation of such amounts. The parties agree to maintain records supporting fees payable by either party for a period of three (3) years following the date that the payment was made. The relevant portion of such records and accounts shall be available for inspection and audit by an auditing Party or its representative (but not more than once in any twelve (12) month period) during regular business hours and upon reasonable advance written notice.

3.2.7.     Each  party  agrees  to  pay  directly taxes it incurs under the law.

3.2.8.     Additional  software  packages  or  items  beyond
NetSnitch/NetCoach/DrY2K/DrY2KPro may only be added to the Co-branded Area upon agreement by both Sharp Technology and USW. An Addendum to this agreement should be created and approved by both parties for each additional suite of software packages or items to be sold in the Co- branded Area.

3.2.9. All software applications provided to the customer from Sharp Technology will by Year 2000 software compliant.


4.     MARKETING.

4.1 Both Sharp Technology and USW agree to pursue joint marketing opportunities including but not limited to direct mail, print advertising, and telemarketing. Costs for such marketing efforts, the audience reached, and the manner of advertising will be agreed upon by both parties before such activities commence.

5.     TERM/TERMINATION.

5.1. The initial term of this Agreement shall begin on the Effective Date and shall continue for one year. Either party may terminate this Agreement at any time upon sixty (60) days written notice.

5.2. Notwithstanding anything to the contrary herein, upon written notice, either party may immediately terminate this Agreement, in whole or in part, without liability to the other party, if such party cancels their Site(s) or any component thereof necessary to offer the Site links as contemplated hereby.

5.3. Upon the termination or expiration of this Agreement, (i) each party shall promptly return all confidential and proprietary information and other information, documents, manuals, equipment and other materials belonging to the other party; (ii) each party shall immediately cease using all Materials of the other party in any form; (iii) each party shall terminate the Site links established pursuant to this Agreement; and (iv) all licenses granted herein shall terminate.


6.     CONFIDENTIALITY.

6.1. Each party acknowledges and agrees that any and all information relating to the other party's business and not publicly known including, without limitation, the contents of this Agreement, technical processes and formulas, source codes, names, addresses and information about users and advertisers, product designs, sales, costs and other unpublished financial information, product plans, and marketing data is confidential and proprietary information. Each party agrees that it shall take reasonable steps, at least substantially equivalent to the steps as it takes to protect its own proprietary information, during the term of this Agreement, and for a period of one (1) year following termination of this Agreement, to prevent the duplication or disclosure of any such confidential and proprietary information, other than by or to its employees or agents who must have access to such information to perform such party's obligations hereunder, who shall each treat such information as provided herein, and as may be required by either of the parties for public or private financing. To the extent that such information is publicly known, already known by, or in the possession of the non-disclosing party; is independently developed by the non-disclosing party; is thereafter rightly obtained by the non-disclosing party from a source other than the disclosing party; or is required to be disclosed by law, regulation, or court order; then there shall be no restriction of the use of such information.

7.     REPRESENTATIONS  WARRANTIES  AND  INDEMNIFICATION.

7.1.   Representations  and  Warranties.  USW represents and warrants to Sharp
       ---------------------------------
Technology that (i) its Sites are or will be functional Internet sites accessible to subscribers of U S WEST.net; (ii) the Sites do not and will not contain any content, materials, advertising or services that infringe on or violate any applicable law or regulation, any proprietary right of any third party (including copyright, trademark, patent, and trade secret), or which is defamatory, obscene or offensive; (iii) it has the right and authority to enter into and perform all obligations under this Agreement; and (iv) it shall comply with all applicable laws, statutes, ordinances, rules and regulations with respect to its Sites. In the event of an error, delay, defect, breakdown or failure of its Site, USW's obligation shall be limited to the use of reasonable diligence under the circumstances to restore its Sites to operation.


7.2.     Representations  and  Warranties.  Sharp  Technology  represents  and
         ---------------------------------
warrants to USW that (i) all Co-branded Areas will be developed in a workmanlike manner and with professional diligence and skill in accordance with applicable professional and industry standards; (ii) all Co-branded Areas will conform to the specifications and functions set forth in this Agreement, including Exhibit A; (iii) its Site(s) are or will be functional Internet site(s) accessible to subscribers and users of the Internet; (iv) the Co Branded Areas do not and will not contain any content, materials, advertising or services that infringe on or violate any applicable law or regulation, any proprietary right of any third party (including copyright, trademark, patent, and trade secret); (v) the Sites do not and will not contain any content, materials, advertising or services that give rise to any private cause of action, or which is defamatory, obscene or offensive; (vi) it has the right and authority to enter into and perform all obligations under this Agreement; and (vii) it shall comply with all applicable laws, statutes, ordinances, rules and regulations with respect to its Site(s). In the event of an error, delay, defect, breakdown or failure of its Site, Sharp Technology's obligation shall be limited to the use of reasonable diligence under the circumstances to restore its Site(s) to operation.


7.3     Indemnity. Each party will defend, indemnify, save and hold harmless the
        ----------
other party, the other party's Affiliates, and their officers, directors, agents, and employees from any and all third-party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying party's breach of any material duty, representation, or warranty contained in this Agreement, except there shall be no obligation to indemnify, defend, save and hold harmless where Liabilities result from the gross negligence or knowing and willful misconduct of the other party. Each party agrees to (i) promptly notify the other party in writing of any indemnifiable claim and (ii) give the other party the opportunity to defend or negotiate a settlement of any such claim at such other party's expense and cooperate fully with the other party, at that other party's expense, in defending or settling such claim. Each party reserves the right, at its own expense, to participate in the defense of any matter otherwise subject to indemnification by the other party.


8.     LIMITATION  OF  LIABILITY  AND  DISCLAIMER.

8.1. LIABILITY. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR DAMAGES FOR PERSONAL INJURY OR PROPERTY DAMAGE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING
FROM THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS, EXCEPT THAT EITHER PARTY SHALL BE ENTITLED TO RECEIVE CONSEQUENTIAL DAMAGES FOR A BREACH OF ANY LICENSES GRANTED UNDER THIS AGREEMENT.

8.2.     NO  ADDITIONAL  WARRANTIES.  EXCEPT  AS  EXPRESSLY  SET  FORTH  IN THIS
         ---------------------------
AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER SUBJECT TO THIS AGREEMENT, INCLUDING ANY IMPLIED

WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

9.       GENERAL  PROVISIONS.

9.1.     Amendment.  No  change,  amendment  or modification of any provision of
         ----------
this Agreement shall be valid unless set forth in a written instrument signed by both parties. This Agreement sets forth the entire agreement and supersedes any and all prior agreements, written or oral, of the parties with respect to the transactions set forth herein.

9.2.     Assignment.  Neither  this Agreement, nor any rights hereunder in whole
         -----------
or in part, shall be assignable or otherwise transferable by either party; provided that either party may assign or transfer this Agreement and rights and obligations hereunder to any current or future Affiliate or successor if such assignee agrees in writing to the terms and conditions herein.


9.3.     Compliance  with  Laws.  This  Agreement and the parties' actions under
         -----------------------
this Agreement shall comply with all applicable federal, state, and local laws, rules, regulations, court orders, and governmental or regulatory agency orders.


9.4     Construction.  In  the  event  that  any  provision  of  this  Agreement
        -------------
conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect. There shall be no presumption for or against either party as a result of such party being the principle drafter of this Agreement.


9.5.     Dispute  Resolution.  Any  claim,  controversy  or  dispute between the
         --------------------
parties, the parties' Affiliates, their agents, employees, officers, or directors ("Dispute") shall be resolved by arbitration conducted by a single arbitrator engaged in the practice of law and familiar with the subject matter of the Dispute, under the then current rules of the American Arbitration Association ("AAA"). The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, not state law, shall govern the arbitrability of all Disputes. The arbitrator shall have authority to award compensatory damages only. The arbitrator's award shall be final and binding and may be entered in any court having jurisdiction thereof. Each party shall bear its own costs and attorneys' fees and shall share equally in the fees and expenses of the arbitrator. The arbitration shall occur in the City and State of the party against whom the arbitration is brought, and the laws of such state shall govern the construction and interpretation of the Agreement. It is expressly agreed that the arbitrator shall be authorized to issue injunctive relief pending an award in arbitration and either party may seek relief in an appropriate court of law to enforce such determination by an arbitrator.


9.6     Independent  Contractors.  The parties to this Agreement are independent
        -------------------------
contractors. Neither party is an agent, representative, or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for, or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the parties or to impose any liability attributable to such a relationship upon either party.

9.7.     No Waiver. The failure of either party to insist upon or enforce strict
         ----------
performance by the other party of any provision of this Agreement, or to exercise any right under this Agreement, shall not be construed as a waiver or relinquishment of such party's right to enforce any such provision or right in any other instance.


9.8     Notice. Any notice, approval, request, authorization, direction or other
        -------
communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail; (ii) on the delivery date if delivered personally to the party to whom the same is directed; (iii) one (1) business day after deposit with a commercial overnight carrier with written verification of receipt; or (iv) five (5) business days after the mailing date whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available to the Contact at the address of the party to whom the same is directed.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Sharp  Technology                          U S West Communications,  Inc.

/s/  George  Sharp                         /s/  Micki  Jacoby
_________________________                    _________________________
Authorized  Signature                      Authorized  Signature

George  Sharp                              Micki  Jacoby
_________________________                  _________________________
Name  Typed  or  Printed                   Name  Typed  or  Printed

President     12/8/1998                    Director - US West.net - 12/16/1998
_________________________                  _________________________
Title                                      Title

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